UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 1, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of Anterix Inc. (the “Company”), after consultation with management on the issue described below, approved management’s recommendation that the Company’s previously issued financial statements for the quarter ended September 30, 2021 (the “Relevant Period”), as filed in the Company’s Quarterly Report on Form 10-Q (“Quarterly Report”) for the quarter ended September 30, 2021 (“Q2 FY 22 Quarterly Report”), with the Securities and Exchange Commission on November 3, 2021, should be restated and should no longer be relied upon.

In connection with the preparation of the Quarterly Report for the quarter ended December 31, 2021, the Company determined that it incorrectly excluded the gain in the value of its intangible assets following the non-monetary exchange of the Company’s narrowband licenses for broadband licenses in August 2021, upon approval of the exchange by the Federal Communications Commission. Upon the exchange, the Company should have recorded the newly received broadband licenses at their estimated accounting cost basis. The difference between the estimated accounting cost basis of these broadband licenses and the carrying value of the narrowband licenses relinquished should have been recognized as a gain of $10.2 million on disposal of intangible assets.

Although the gain on the license exchanges is non-monetary and does not change the Company’s reported operating revenues or reported operating expenses, the Company determined the gain has a material impact on the previously filed financial statements for the Relevant Period. As a result, the Audit Committee concluded that a restatement of the Q2 FY 22 Quarterly Report is required.

The Company has completed its review of the restated financial statements for the quarter ended September 30, 2021, and the Company has filed an Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2021 (the “Amended Quarterly Report”) on the same date as this Current Report on Form 8-K.

In connection with the restatement, the Company has identified a material weakness in its internal control over financial reporting related to its controls and procedures over the identification, review, analysis and recording of transactions involving its intangible assets, more specifically, non-monetary exchanges of its narrowband licenses for broadband licenses. The Company has developed a plan to remediate this material weakness, which is described in the Amended Quarterly Report.

The Audit Committee has discussed with the registrant’s independent auditors the matters disclosed in this Item 4.02(a) filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: February 3, 2022	/s/ Timothy A. Gray
Timothy A. Gray
Chief Financial Officer (Principal Financial and Principal Accounting Officer)